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                                                                     EXHIBIT 5.0


                                 FOLEY & LARDNER
                          A T T O R N E Y S  A T  L A W



                                 FIRSTAR CENTER
                            777 EAST WISCONSIN AVENUE
                         MILWAUKEE, WISCONSIN 53202-5367

                                                            A MEMBER OF GLOBALEX
                                                         WITH MEMBER OFFICES IN

MADISON                                                                   BERLIN
CHICAGO                     TELEPHONE (414) 271-2400                    BRUSSELS
WASHINGTON, D.C.                                                         DRESDEN
JACKSONVILLE                      TELEX 26-819                         FRANKFURT
ORLANDO                                                                   LONDON
TALLAHASSEE                     (FOLEY LARD MIL)                           PARIS
TAMPA                                                                  SINGAPORE
WEST PALM BEACH             FACSIMILE (414) 297-4900                   STUTTGART
                                                                          TAIPEI
                              WRITER'S DIRECT LINE



                                  June 30, 1995





Northland Cranberries, Inc.
800 First Avenue South
Wisconsin Rapids, WI  54494

Gentlemen:

          We have acted as counsel for Northland Cranberries, Inc., a Wisconsin corporation (the "Company"), in connection with the preparation of a Form S-2 Registration Statement intended to be initially filed with the Securities and Exchange Commission on or about June 30, 1995 ("Registration Statement"), including the Prospectus constituting a part thereof ("Prospectus"), relating to the registration under the Securities Act of 1933, as amended ("Act"), of up to $40,000,000 of shares of the Company's Class A Common Stock, $.01 par value per share ("Shares"), to be sold by the Company in the manner set forth in the Registration Statement and Prospectus. In connection therewith, we have examined: (i) the Registration Statement, including the Prospectus; (ii) the Company's Articles of Incorporation and Bylaws; (iii) proceedings of the Board of Directors of the Company relating to the authorization for issuance of the Shares; and (iv) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.


          Based upon the foregoing, we are of the opinion that:



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Northland Cranberries, Inc.
June 30, 1995
Page 2


          1. The Company is a corporation duly organized and validly existing under the corporate laws of the State of Wisconsin.

          2. The Shares, when the price thereof has been determined by action of the Company's President pursuant to the authority vested in him by the Company's Board of Directors and when issued and paid for as described in the Registration Statement and Prospectus, will be legally issued, fully paid and non-assessable and no personal liability will attach to the ownership thereof, except for all debts owing to employees of the Company for services performed therefor, but not exceeding six months service in any one case, as provided in
Section 180.0622(2)(b) of the Wisconsin Business Corporation Law and as such section may be interpreted by a court of law. SEE LOCAL 257 OF HOTEL AND RESTAURANT EMPLOYEES AND BARTENDERS INTERNATIONAL UNION V. WILSON STREET EAST DINNER PLAYHOUSE, INC., Case No. 82-CV-0023, Cir. Ct. Branch 1, Dane County, Wisconsin.

          We consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to this firm therein. In giving our consent, we do not admit that we are "experts" within the meaning of Section 11 of the Act or within the category of persons whose consent is required by
Section 7 of the Act.

                                   Very truly yours,


                                   /s/ Foley & Lardner

                                   FOLEY & LARDNER